PRA Group Reports Third Quarter 2023 Results

NORFOLK, Va., November 6, 2023 - PRA Group, Inc. (Nasdaq: PRAA) (the "Company"), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the third quarter of 2023 ("Q3 2023").

Q3 2023 Highlights
•Total portfolio purchases increased 69.9% year-over-year to $311.2 million; $231.8 million of portfolio purchases in the Americas and Australia, which represents the highest quarterly investment since 2017.
•Total cash collections were $419.6 million.
•Estimated remaining collections (ERC)1 were $6.0 billion, growing for the second consecutive quarter.
•Cash efficiency ratio2 of 58.9%.
•Diluted earnings per share were $(0.31). This includes a $5.0 million, or $0.10 per share, non-cash impairment charge associated with the Company's decision to cease call center operations at one of its owned regional offices in the U.S.
•Debt to Adjusted EBITDA3 for the 12 months ended September 30, 2023 was 2.84x.
•Total availability under the Company's credit facilities as of September 30, 2023 was $1.3 billion, comprised of $277.8 million based on current ERC and $1.1 billion of additional availability subject to debt covenants, including advance rates.

	Three Months Ended Sept 30,		Nine Months Ended Sept 30,
($ in thousands, except per share amounts)	2023	2022	2023	2022
Net income/(loss) attributable to PRA Group, Inc.	$(12,262)	$24,732	$(74,695)	$101,188
Diluted earnings per share	$(0.31)	$0.63	$(1.91)	$2.52

“I am highly encouraged by the scope and intensity of our initiatives to optimize our U.S. business, which expanded and accelerated through the third quarter,” said Vikram Atal, president and chief executive officer. "Total portfolio purchases of $311 million in the quarter were up 70% year-over-year, representing one of the highest buying quarters in our history, and were accompanied by improved pricing that reflects current market conditions. Cash collections exceeded expectations, led by operational results in Brazil and Europe, as well as modest overperformance in the U.S. In addition, operating expenses remained carefully controlled. These developments, alongside the tailwind of a continuation of increased portfolio supply in the U.S. and our strong and diversified positioning across markets in Europe, provide a strong framework to deliver significantly improved results in 2024."

1.Refers to the sum of all future projected cash collections on the Company's nonperforming loan portfolios.
2.Calculated by dividing cash receipts less operating expenses by cash receipts. Cash receipts refers to cash collections on the Company's nonperforming loan portfolios, fees and revenue recognized from the Company's class action claims recovery services.
3.A reconciliation of net income, the most directly comparable financial measure calculated and reported in accordance with GAAP, to Adjusted EBITDA can be found at the end of this press release.

Cash Collections and Revenues
The following table presents cash collections by quarter and by source on an as reported and constant currency-adjusted basis:

Cash Collection Source	2023			2022
($ in thousands)	Q3	Q2	Q1	Q4	Q3
Americas and Australia Core	$223,714	$220,886	$227,960	$205,619	$225,775
Americas Insolvency	27,809	26,384	25,751	27,971	31,911
Europe Core	144,402	149,324	134,005	134,016	132,072
Europe Insolvency	23,639	22,725	23,568	24,051	22,586
Total Cash Collections	$419,564	$419,319	$411,284	$391,657	$412,344

Cash Collection Source -
Constant Currency-Adjusted	2023				2022
($ in thousands)	Q3				Q3
Americas and Australia Core	$223,714				$227,432
Americas Insolvency	27,809				31,900
Europe Core	144,402				140,472
Europe Insolvency	23,639				24,315
Total Cash Collections	$419,564				$424,119

•Total cash collections in Q3 2023 increased 1.8% (or decreased 1.1% on a constant currency-adjusted basis) to $419.6 million compared to $412.3 million in the third quarter of 2022 ("Q3 2022"). The increase was primarily due to an increase in collections in Brazil and Europe. For the nine months ended September 30, 2023, cash collections decreased $87.2 million compared to the same period last year.
•Total portfolio revenue in Q3 2023 was $212.1 million compared to $234.2 million in Q3 2022. For the nine months ended September 30, 2023, total portfolio revenue was $568.9 million compared to $722.2 million in the same period last year due to lower portfolio purchases in 2021 and 2022.

Expenses
•Operating expenses in Q3 2023 decreased by $0.6 million, or 0.4%, to $173.4 million compared to $174.0 million in Q3 2022. This included a $5.0 million non-cash impairment charge associated with the Company's previously announced decision to cease call center operations at one of its owned regional offices in the U.S. Excluding this non-cash impairment charge, operating expenses would have been $168.4 million.
•For the nine months ended September 30, 2023, operating expenses increased by $9.0 million to $526.2 million, compared to $517.2 million in the same period last year.
•The effective tax benefit rate for the nine months ended September 30, 2023 was 20.1%.

Portfolio Acquisitions
•The Company purchased $311.2 million in portfolios of nonperforming loans in Q3 2023, an increase of 69.9% compared to Q3 2022.
•At the end of Q3 2023, the Company had in place maximum forward flow commitments1 of up to $538.0 million, comprised of $356.4 million in the Americas and Australia and $181.6 million in Europe.
1.Contractual agreements with sellers of nonperforming loans that allow for the purchase of nonperforming portfolios at pre-established prices. These amounts are based on sellers' estimates of future forward flow sales and are dependent on actual delivery compared to these estimates. Accordingly, amounts purchased under these agreements may vary and are often less than the maximum amounts.

Portfolio Purchase Source	2023			2022
($ in thousands)	Q3	Q2	Q1	Q4	Q3
Americas and Australia Core	$187,554	$171,440	$116,867	$118,581	$100,780
Americas Insolvency	44,279	12,189	15,701	8,967	8,988
Europe Core	60,628	136,834	90,454	140,011	59,426
Europe Insolvency	18,722	7,296	7,203	20,535	13,910
Total Portfolio Acquisitions	$311,183	$327,759	$230,225	$288,094	$183,104

Conference Call Information
PRA Group, Inc. will hold a conference call today at 5:00 p.m. Eastern time to discuss its financial and operational results. To listen to a webcast of the call and view the accompanying slides, visit https://ir.pragroup.com/events-and-presentations. To listen by phone, call 844-835-9982 in the U.S. or 412-317-5267 outside the U.S., and ask the operator for the PRA Group conference call. To listen to a replay of the call, either visit the same website until November 6, 2024, or call 877-344-7529 in the U.S. or 412-317-0088 outside the U.S. and use access code 7678442 until November 13, 2023.

About PRA Group, Inc.
As a global leader in acquiring and collecting nonperforming loans, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas, Europe and Australia. With thousands of employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

About Forward Looking Statements
Statements made herein that are not historical in nature, including PRA Group, Inc.’s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group, Inc.’s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that the Company's expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group, Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group, Inc.’s filings with the Securities and Exchange Commission, including PRA Group, Inc.’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.'s website and contain a detailed discussion of PRA Group, Inc.'s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(Amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Portfolio income	$189,960	$185,853	$562,492	$587,394
Changes in expected recoveries	22,156	48,336	6,380	134,817
Total portfolio revenue	212,116	234,189	568,872	722,211
Other revenue	4,314	10,618	12,264	21,463
Total revenues	216,430	244,807	581,136	743,674
Operating expenses:
Compensation and employee services	69,517	70,382	217,708	215,615
Legal collection fees	9,839	8,963	28,228	29,390
Legal collection costs	20,761	23,391	66,228	57,694
Agency fees	19,436	15,160	54,491	47,374
Outside fees and services	18,858	24,618	62,064	71,489
Communication	9,881	9,951	30,525	32,062
Rent and occupancy	4,426	4,669	13,193	14,289
Depreciation and amortization	3,273	3,741	10,344	11,384
Impairment of real estate	5,037	—	5,037	—
Other operating expenses	12,356	13,144	38,355	37,885
Total operating expenses	173,384	174,019	526,173	517,182
Income from operations	43,046	70,788	54,963	226,492
Other income and (expense):
Interest expense, net	(49,473)	(32,455)	(130,778)	(95,765)
Foreign exchange gain, net	564	4	984	791
Other	(500)	(83)	(1,380)	(754)
Income/(loss) before income taxes	(6,363)	38,254	(76,211)	130,764
Income tax expense/(benefit)	1,788	11,072	(15,317)	29,828
Net income/(loss)	(8,151)	27,182	(60,894)	100,936
Adjustment for net income/(loss) attributable to noncontrolling interests	4,111	2,450	13,801	(252)
Net income/(loss) attributable to PRA Group, Inc.	$(12,262)	$24,732	$(74,695)	$101,188
Net income/(loss) per common share attributable to PRA Group, Inc.:
Basic	$(0.31)	$0.63	$(1.91)	$2.54
Diluted	$(0.31)	$0.63	$(1.91)	$2.52
Weighted average number of shares outstanding:
Basic	39,242	39,018	39,155	39,858
Diluted	39,242	39,170	39,155	40,125

PRA Group, Inc.
Consolidated Balance Sheets
(Amounts in thousands)

	(unaudited)
	September 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$105,172	$83,376
Investments	74,729	79,948
Finance receivables, net	3,460,804	3,295,008
Income taxes receivable	38,695	31,774
Deferred tax assets, net	55,493	56,908
Right-of-use assets	47,156	54,506
Property and equipment, net	38,562	51,645
Goodwill	412,513	435,921
Other assets	96,851	86,588
Total assets	$4,329,975	$4,175,674
Liabilities and Equity
Liabilities:
Accounts payable	$6,159	$7,329
Accrued expenses	106,391	111,395
Income taxes payable	15,946	25,693
Deferred tax liabilities, net	14,185	42,918
Lease liabilities	51,658	59,384
Interest-bearing deposits	100,505	112,992
Borrowings	2,832,225	2,494,858
Other liabilities	12,919	34,355
Total liabilities	3,139,988	2,888,924
Equity:
Preferred stock, $0.01 par value, 2,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000 shares authorized, 39,243 shares issued and outstanding at September 30, 2023; 100,000 shares authorized, 38,980 shares issued and outstanding at December 31, 2022	392	390
Additional paid-in capital	4,157	2,172
Retained earnings	1,498,330	1,573,025
Accumulated other comprehensive loss	(387,289)	(347,926)
Total stockholders' equity - PRA Group, Inc.	1,115,590	1,227,661
Noncontrolling interest	74,397	59,089
Total equity	1,189,987	1,286,750
Total liabilities and equity	$4,329,975	$4,175,674

Select Expenses (Income) Amounts in thousands, pre-tax

	Three Months Ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Noncash interest expense - amortization of debt issuance costs	2,220	2,384	2,441	2,444	2,555	2,471	2,627	2,455
Change in fair value of derivatives	(6,545)	(6,960)	(5,470)	(3,309)	(1,042)	1,525	2,726	3,115
Amortization of intangibles	69	68	66	73	73	77	83	(269)
Impairment of real estate	5,037	—	—	—	—	—	—	—
Stock-based compensation expense	1,629	2,715	3,799	2,206	3,101	3,849	3,891	3,470

Purchase Price Multiples as of September 30, 2023 Amounts in thousands
Purchase Period	Purchase Price (2)(3)	Total Estimated Collections (4)	Estimated Remaining Collections (5)	Current Purchase Price Multiple	Original Purchase Price Multiple (6)
Americas and Australia Core
1996-2012	$1,541,896	$4,803,591	$34,002	312%	238%
2013	390,826	912,127	15,613	233%	211%
2014	404,117	878,252	23,547	217%	204%
2015	443,114	898,799	37,991	203%	205%
2016	455,767	1,075,382	68,523	236%	201%
2017	532,851	1,196,883	110,646	225%	193%
2018	653,975	1,463,965	153,173	224%	202%
2019	581,476	1,291,978	200,551	222%	206%
2020	435,668	947,163	236,196	217%	213%
2021	435,846	774,075	412,428	178%	191%
2022	406,082	709,920	502,071	175%	179%
2023	475,470	902,639	846,139	190%	190%
Subtotal	6,757,088	15,854,774	2,640,880
Americas Insolvency
1996-2012	1,038,223	2,146,670	96	207%	165%
2013	227,834	355,733	45	156%	133%
2014	148,420	218,770	139	147%	124%
2015	63,170	87,980	103	139%	125%
2016	91,442	117,770	270	129%	123%
2017	275,257	356,365	1,423	129%	125%
2018	97,879	136,160	4,288	139%	127%
2019	123,077	168,922	24,524	137%	128%
2020	62,130	90,853	32,652	146%	136%
2021	55,187	73,780	37,820	134%	136%
2022	33,442	46,734	36,834	140%	139%
2023	71,953	100,452	95,705	140%	140%
Subtotal	2,288,014	3,900,189	233,899
Total Americas and Australia	9,045,102	19,754,963	2,874,779
Europe Core
2012	20,409	44,413	—	218%	187%
2013	20,334	27,260	1	134%	119%
2014 (1)	773,811	2,408,574	354,169	311%	208%
2015	411,340	743,660	141,522	181%	160%
2016	333,090	573,894	167,256	172%	167%
2017	252,174	362,855	107,001	144%	144%
2018	341,775	547,194	197,447	160%	148%
2019	518,610	822,604	338,588	159%	152%
2020	324,119	558,705	259,639	172%	172%
2021	412,411	694,192	423,855	168%	170%
2022	359,447	580,738	477,450	162%	162%
2023	281,356	457,931	429,428	163%	163%
Subtotal	4,048,876	7,822,020	2,896,356
Europe Insolvency
2014 (1)	10,876	18,809	—	173%	129%
2015	18,973	29,255	53	154%	139%
2016	39,338	57,698	1,123	147%	130%
2017	39,235	51,677	2,172	132%	128%
2018	44,908	52,473	5,713	117%	123%
2019	77,218	112,312	23,758	145%	130%
2020	105,440	156,926	47,485	149%	129%
2021	53,230	71,526	34,563	134%	134%
2022	44,604	60,714	47,585	136%	137%
2023	32,217	43,946	42,049	136%	136%
Subtotal	466,039	655,336	204,501
Total Europe	4,514,915	8,477,356	3,100,857
Total PRA Group	$13,560,017	$28,232,319	$5,975,636
(1)    Includes finance receivables portfolios that were acquired through the acquisition of Aktiv Kapital AS in 2014 (as described in our 2022 Form 10-K).
(2)Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.
(3)Non-U.S. amounts are presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the portfolio are presented at the year-end exchange rate for the respective year of purchase.
(4)Non-U.S. amounts are presented at the year-end exchange rate for the respective year of purchase.
(5)Non-U.S. amounts are presented at the September 30, 2023 exchange rate.
(6)The Original Purchase Price Multiple represents the purchase price multiple at the end of the year of acquisition.

Portfolio Financial Information Year-to-date as of September 30, 2023 Amounts in thousands
Purchase Period	Cash Collections (2)	Portfolio Income (2)	Change in Expected Recoveries (2)	Total Portfolio Revenue (2)	Net Finance Receivables as of September 30, 2023 (3)
Americas and Australia Core
1996-2012	$13,706	$8,270	$3,589	$11,859	$8,404
2013	7,709	3,013	3,849	6,862	6,588
2014	8,933	3,839	3,743	7,583	9,136
2015	10,697	6,477	(1,262)	5,216	15,758
2016	18,926	12,877	(2,309)	10,568	22,995
2017	34,496	19,670	(6,655)	13,014	46,567
2018	73,748	30,229	5,437	35,666	87,935
2019	87,979	39,193	(1,760)	37,433	109,991
2020	100,608	44,087	(4,707)	39,380	133,793
2021	108,659	61,425	(36,553)	24,872	216,634
2022	150,050	74,546	(3,079)	71,467	306,568
2023	57,049	37,347	5,898	43,243	461,243
Subtotal	672,560	340,973	(33,809)	307,163	1,425,612
Americas Insolvency
1996-2012	576	189	390	579	—
2013	252	97	156	253	—
2014	349	207	96	304	—
2015	266	90	91	182	54
2016	662	105	312	418	236
2017	4,075	380	1,004	1,385	1,279
2018	10,958	975	(1,130)	(155)	4,091
2019	22,692	2,604	924	3,529	23,037
2020	15,206	3,326	1,162	4,488	28,574
2021	13,433	3,602	906	4,508	31,907
2022	6,715	2,936	645	3,581	29,333
2023	4,760	2,250	2,348	4,596	71,081
Subtotal	79,944	16,761	6,904	23,668	189,592
Total Americas and Australia	752,504	357,734	(26,905)	330,831	1,615,204
Europe Core
2012	531	—	531	531	—
2013	264	—	264	264	—
2014 (1)	81,467	52,042	14,172	66,214	97,030
2015	25,924	12,437	(502)	11,936	70,420
2016	22,350	11,777	(1,094)	10,682	96,465
2017	15,398	5,698	707	6,405	73,062
2018	31,748	11,528	3,374	14,902	130,556
2019	57,349	18,293	13,923	32,216	229,949
2020	43,153	16,725	1,067	17,793	160,547
2021	55,633	25,087	(6,041)	19,045	255,955
2022	64,593	26,164	(230)	25,934	299,256
2023	29,321	11,082	202	11,284	263,039
Subtotal	427,731	190,833	26,373	217,206	1,676,279
Europe Insolvency
2014 (1)	172	—	172	172	—
2015	331	21	250	270	45
2016	1,105	201	362	563	604
2017	3,279	216	648	865	1,986
2018	5,905	544	(130)	414	5,195
2019	13,786	1,983	1,309	3,292	20,822
2020	23,164	3,681	3,414	7,095	42,445
2021	11,068	2,777	302	3,078	29,247
2022	9,171	3,529	(40)	3,489	37,199
2023	1,951	973	625	1,597	31,778
Subtotal	69,932	13,925	6,912	20,835	169,321
Total Europe	497,663	204,758	33,285	238,041	1,845,600
Total PRA Group	$1,250,167	$562,492	$6,380	$568,872	$3,460,804
(1)    Includes finance receivables portfolios that were acquired through the acquisition of Aktiv Kapital AS in 2014 (as described in our 2022 Form 10-K).
(2)Non-U.S. amounts are presented using the average exchange rates during the current reporting period.
(3)Non-U.S. amounts are presented at the September 30, 2023 exchange rate.

Cash Collections by Year, By Year of Purchase (1) as of September 30, 2023 Amounts in millions
		Cash Collections
Purchase Period	Purchase Price (3)(4)	1996-2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	Total
Americas and Australia Core
1996-2012	$1,541.9	$2,962.4	$554.9	$412.5	$280.3	$178.9	$118.1	$83.8	$62.9	$41.5	$29.9	$23.5	$13.7	$4,762.4
2013	390.8	—	101.6	247.8	194.0	120.8	78.9	56.4	36.9	23.2	16.7	12.5	7.7	896.5
2014	404.1	—	—	92.7	253.4	170.3	114.2	82.2	55.3	31.9	22.3	15.0	8.9	846.2
2015	443.1	—	—	—	117.0	228.4	185.9	126.6	83.6	57.2	34.9	19.5	10.7	863.8
2016	455.8	—	—	—	—	138.7	256.5	194.6	140.6	105.9	74.2	38.4	18.9	967.8
2017	532.9	—	—	—	—	—	107.3	278.7	256.5	192.5	130.0	76.3	34.5	1075.8
2018	654.0	—	—	—	—	—	—	122.7	361.9	337.7	239.9	146.1	73.7	1282.0
2019	581.5	—	—	—	—	—	—	—	143.8	349.0	289.8	177.7	88.0	1,048.3
2020	435.7	—	—	—	—	—	—	—	—	132.9	284.3	192.0	100.6	709.8
2021	435.8	—	—	—	—	—	—	—	—	—	85.0	177.3	108.7	371.0
2022	406.2	—	—	—	—	—	—	—	—	—	—	67.7	150.0	217.7
2023	475.5	—	—	—	—	—	—	—	—	—	—	—	56.9	56.9
Subtotal	6,757.3	2,962.4	656.5	753.0	844.7	837.1	860.9	945.0	1,141.5	1,271.8	1,207.0	946.0	672.3	13,098.2
Americas Insolvency
1996-2012	1,038.2	1,021.6	417.3	338.8	208.3	105.3	37.7	8.3	3.9	2.3	1.4	1.1	0.6	2,146.6
2013	227.8	—	52.5	82.6	81.7	63.4	47.8	21.9	2.9	1.3	0.8	0.5	0.3	355.7
2014	148.4	—	—	37.0	50.9	44.3	37.4	28.8	15.8	2.2	1.1	0.7	0.3	218.5
2015	63.2	—	—	—	3.4	17.9	20.1	19.8	16.7	7.9	1.3	0.6	0.3	88.0
2016	91.4	—	—	—	—	18.9	30.4	25.0	19.9	14.4	7.4	1.8	0.7	118.5
2017	275.3	—	—	—	—	—	49.1	97.3	80.9	58.8	44.0	20.8	4.1	355.0
2018	97.9	—	—	—	—	—	—	6.7	27.4	30.5	31.6	24.6	11.0	131.8
2019	123.1	—	—	—	—	—	—	—	13.4	31.4	39.1	37.8	22.7	144.4
2020	62.1	—	—	—	—	—	—	—	—	6.5	16.1	20.4	15.2	58.2
2021	55.2	—	—	—	—	—	—	—	—	—	4.6	17.9	13.4	35.9
2022	33.4	—	—	—	—	—	—	—	—	—	—	3.2	6.7	9.9
2023	72.0	—	—	—	—	—	—	—	—	—	—	—	4.8	4.8
Subtotal	2,288.0	1,021.6	469.8	458.4	344.3	249.8	222.5	207.8	180.9	155.3	147.4	129.4	80.1	3,667.3
Total Americas and Australia	9,045.3	3,984.0	1,126.3	1,211.4	1,189.0	1,086.9	1,083.4	1,152.8	1,322.4	1,427.1	1,354.4	1,075.4	752.4	16,765.5
Europe Core
2012	20.4	11.6	9.0	5.6	3.2	2.2	2.0	2.0	1.4	1.2	1.2	0.9	0.5	40.8
2013	20.3	—	7.1	8.5	2.3	1.3	1.2	1.3	0.9	0.7	0.7	0.5	0.3	24.8
2014 (2)	773.8	—	—	153.2	292.0	246.4	220.8	206.3	172.9	149.8	149.2	122.2	81.5	1,794.3
2015	411.3	—	—	—	45.8	100.3	86.2	80.9	66.1	54.3	51.4	40.7	25.9	551.6
2016	333.1	—	—	—	—	40.4	78.9	72.6	58.0	48.3	46.7	36.9	22.4	404.2
2017	252.2	—	—	—	—	—	17.9	56.0	44.1	36.1	34.8	25.2	15.4	229.5
2018	341.8	—	—	—	—	—	—	24.3	88.7	71.3	69.1	50.7	31.7	335.8
2019	518.6	—	—	—	—	—	—	—	48.0	125.7	121.4	89.8	57.3	442.2
2020	324.1	—	—	—	—	—	—	—	—	32.3	91.7	69.0	43.2	236.2
2021	412.4	—	—	—	—	—	—	—	—	—	48.5	89.9	55.6	194.0
2022	359.4	—	—	—	—	—	—	—	—	—	—	33.9	64.6	98.5
2023	281.4	—	—	—	—	—	—	—	—	—	—	—	29.3	29.3
Subtotal	4,048.8	11.6	16.1	167.3	343.3	390.6	407.0	443.4	480.1	519.7	614.7	559.7	427.7	4,381.2
Europe Insolvency
2014 (2)	10.9	—	—	—	4.3	3.9	3.2	2.6	1.5	0.8	0.3	0.2	0.2	17.0
2015	19.0	—	—	—	3.0	4.4	5.0	4.8	3.9	2.9	1.6	0.6	0.3	26.5
2016	39.3	—	—	—	—	6.2	12.7	12.9	10.7	7.9	6.0	2.7	1.1	60.2
2017	39.2	—	—	—	—	—	1.2	7.9	9.2	9.8	9.4	6.5	3.3	47.3
2018	44.9	—	—	—	—	—	—	0.6	8.4	10.3	11.7	9.8	5.9	46.7
2019	77.2	—	—	—	—	—	—	—	5.0	21.1	23.9	21.0	13.8	84.8
2020	105.4	—	—	—	—	—	—	—	—	6.0	34.6	34.1	23.2	97.9
2021	53.2	—	—	—	—	—	—	—	—	—	5.5	14.4	11.1	31.0
2022	44.6	—	—	—	—	—	—	—	—	—	—	4.5	9.2	13.7
2023	32.2	—	—	—	—	—	—	—	—	—	—	—	2.0	2.0
Subtotal	465.9	—	—	—	7.3	14.5	22.1	28.8	38.7	58.8	93.0	93.8	70.1	427.1
Total Europe	4,514.7	11.6	16.1	167.3	350.6	405.1	429.1	472.2	518.8	578.5	707.7	653.5	497.8	4,808.3
Total PRA Group	$13,560.0	$3,995.6	$1,142.4	$1,378.7	$1,539.6	$1,492.0	$1,512.5	$1,625.0	$1,841.2	$2,005.6	$2,062.1	$1,728.9	$1,250.2	$21,573.8
(1)Non-U.S. amounts are presented using the average exchange rates during the cash collection period.
(2)Includes finance receivables portfolios that were acquired through the acquisition of Aktiv Kapital AS in 2014 (as described in our 2022 Form 10-K).
(3)Includes the nonperforming loan portfolios that were acquired through our business acquisitions.
(4)Non-U.S. amounts are presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the year-end exchange rate for the respective year of purchase.

Use of Non-GAAP Financial Measures

PRA Group, Inc. reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management uses certain non-GAAP financial measures, including Adjusted EBITDA, internally to evaluate the Company’s performance and to set performance goals. Adjusted EBITDA is calculated as net income attributable to PRA Group, Inc. plus income tax expense; less foreign exchange gain (or plus foreign exchange loss); plus interest expense, net; plus other expense (or less other income); plus depreciation and amortization; plus impairment of real estate; plus adjustment for net income attributable to noncontrolling interests; and plus recoveries applied to negative allowance less changes in expected recoveries. Adjusted EBITDA is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP. PRA Group, Inc. presents Adjusted EBITDA because the Company considers it an important supplemental measure of operations and financial performance. Management believes Adjusted EBITDA helps provide enhanced period-to-period comparability of operations and financial performance and is useful to investors as other companies in the industry report similar financial measures. Adjusted EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Set forth below is a reconciliation of net income, the most directly comparable financial measure calculated and reported in accordance with GAAP, to Adjusted EBITDA for the last twelve months (LTM) ended September 30, 2023 and for the year ended December 31, 2022. The calculation of Adjusted EBITDA below may not be comparable to the calculation of similarly titled measures reported by other companies.

Reconciliation of Non-GAAP Financial Measures
	LTM	For the Year Ended
Adjusted EBITDA for PRA Group ($ in millions)	September 30, 2023	December 31, 2022
Net income/(loss) attributable to PRA Group, Inc.	$(59)	$117
Adjustments:
Income tax expense	(8)	37
Foreign exchange gains	(1)	(1)
Interest expense, net	166	131
Other expense	2	1
Depreciation and amortization	14	15
Impairment of real estate	5	—
Adjustment for net income attributable to noncontrolling interests	15	1
Recoveries applied to negative allowance less Changes in expected recoveries	864	806
Adjusted EBITDA	$998	$1,107

Additionally, the Company evaluates its business using certain ratios that use Adjusted EBITDA. Debt to Adjusted EBITDA is calculated by dividing borrowings by Adjusted EBITDA. The following table reflects the Company's Debt to Adjusted EBITDA for the LTM as of September 30, 2023 and for the year ended December 31, 2022 ($ in millions):

Debt to Adjusted EBITDA
	LTM	For the Year Ended
	September 30, 2023	December 31, 2022
Borrowings	$2,832	$2,495
LTM Adjusted EBITDA	998	1,107
Debt to LTM Adjusted EBITDA	2.84	2.25

Investor Contact:
Najim Mostamand, CFA
Vice President, Investor Relations
757-431-7913
IR@PRAGroup.com

News Media Contact:
Elizabeth Kersey
Senior Vice President, Communications and Public Policy
(757) 641-0558
Elizabeth.Kersey@PRAGroup.com